UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 14, 2007

MIDWEST AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13934	39-1828757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6744 South Howell Avenue, Oak Creek, Wisconsin 53154
(Address of principal executive offices, including zip code)

(414) 570-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On June 14, 2007, Midwest Air Group, Inc. issued a press release announcing preliminary director election results of its 2007 Annual Meeting of Shareholders held on June 14, 2007 (the “Annual Meeting”) which is attached hereto as Exhibit 99.1.  The presentation to shareholders at the Annual Meeting is attached hereto as Exhibit 99.2.  The press release and the presentation to shareholders at the Annual Meeting are incorporated herein by reference.

This report contains forward-looking statements about the results expected under the company’s strategic plan and that otherwise may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “project,” “expect,” “anticipate,” “predict,” “believe,” “estimate,” “goal,” “plan,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from the projected results contained in these forward-looking statements. Factors that may cause such a difference to occur include, but are not limited to, fees and expenses incurred in connection with AirTran’s unsolicited exchange offer, customer acceptance of the company’s strategic plan, the company’s ability to successfully implement the strategic plan, an adverse industry yield environment, and the risk factors described in “Item 1A. Risk Factors” in the company’s “Annual Report on Form 10-K” for the year ended December 31, 2006.

Important Additional Information

Midwest filed a Schedule 14D-9 with the Securities and Exchange Commission on January 25, 2007 and subsequent amendments which set forth the reasons for the Midwest board’s recommendation with respect to the unsolicited exchange offer by AirTran Holdings, Inc. and related information.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 14, 2007

99.2	Presentation to Shareholders at Annual Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2007	MIDWEST AIR GROUP, INC.

By: /s/ Carol N. Skornicka
Carol N. Skornicka Senior Vice President – Corporate Affairs, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 14, 2007

99.2	Presentation to Shareholders at Annual Meeting